Exhibit 99.1

Ironclad Performance Wear Reports Third Quarter 2013 Financial Results

Continued Mixed Performance Results in Lower Net Sales

LOS ANGELES, CA – November 13, 2013 – Ironclad Performance Wear Corporation (ICPW.OB), the recognized leader in high-performance task-specific gloves, announced financial results for the third quarter ended September 30, 2013.

Third quarter 2013 Results

The company reported Net Sales for the third quarter of $4.63 million, a decrease from $5.55 million in the third quarter of 2012.

Gross Profit decreased to $1.46 million, or 31.6% of Net Sales, compared to $2.22 million, or 40.0% of Net Sales in the third quarter of 2012. The decrease in Gross Profit was due primarily to an increase in lower margin private label and retail business, increases in direct selling expenses, as well as lower sales of higher margin gloves during the quarter.

Operating Expenses decreased by $57 thousand to $1.85 million from $1.91 million during the same period last year. As a percent of Net Sales, Operating Expenses increased to 39.9%, compared to 34.4% compared to last year. This increase in the Operating Expense percentage is the result of increased marketing and direct selling expenditures, research & development costs and operating services, such as distribution and quality control expenses, to support the Company’s planned growth and strategic investing for the long-term, and the decline in Net Sales.

As a result of the above, Income (Loss) from Operations was ($385,423), compared to an Income from Operations of $314,133 during the same period in 2012.

Net Income (Loss) for the quarter was ($411,894) compared to a profit of $256,044 in the same period last year.

“Thus far, 2013 has proven to be a challenge, “said Lee Turlington, President of Ironclad. “Overall Net Sales are down when compared to the same period in 2012, however, there was a bright spot in our retail automotive segment. The current period shortfall is primarily in our industrial and international segments, which we believe to be temporary.”

Mr. Turlington added: “In addition, we are adding four new task-specific KONG gloves styles by the end of this year, which we believe will increase the sales and distribution of KONG worldwide.”

Guidance for 2013

The continuing uncertainties within our business channels prevent us from providing any further guidance for the remainder of 2013.  That being said, we do believe that there will be opportunities in 2014 for new sales with our new line of KONG and the Company’s continuing international expansion efforts.

“As a result of continued increased competition and worldwide demand, we are working closely with our strategic partners to make fundamental changes in the marketing, sales and distribution of our gloves across many of our channels” said Mr. Turlington.

Conference Call

Ironclad Performance Wear will hold a conference call to discuss third quarter 2013 financial results today, Wednesday, November 13, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To participate in the conference call, dial 1-888-846-5003 ten minutes prior to the call. International callers should dial 1+480-629-9856.

If you are unable to participate in the live call, a replay will be available through November 27, 2013. To access the replay, dial 1-877-870-5176 (passcode: 4648142). International callers should dial 1+858-384-5517 and use the same passcode.

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. The Webcast will be archived on Ironclad’s Website through November 27, 2013.

The company's financial results and other investor information are posted online at www.ironclad.com/investor-relations.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a leader in high-performance task-specific work gloves. It created the performance work glove category in 1998, and continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; automotive; and police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves and apparel are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding guidance about and achievement of financial goals and performance for 2013, increasing interest and sales of Ironclad’s products, market opportunities presented by new products and/or customers, material changes to the ways in which Ironclad’s products are marketed, sold and distributed and Ironclad’s profitability in 2013. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov.

Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Lee Turlington, President

leet@ironclad.com

(310) 643-7800 x120

Ironclad Performance Wear Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

REVENUES
Net sales	$4,630,200	$5,546,484	$14,465,067	$15,440,944

COST OF SALES
Cost of sales	3,166,746	3,326,592	9,463,514	9,483,024

GROSS PROFIT	1,463,454	2,219,892	5,001,553	5,957,920

OPERATING EXPENSES
General and administrative	506,707	807,899	1,925,176	2,164,812
Sales and marketing	812,216	632,108	2,384,090	1,918,417
Research and development	202,284	126,656	567,638	382,817
Purchasing, warehousing and distribution	283,294	300,049	861,775	804,587
Depreciation and amortization	44,376	39,047	129,692	117,836

Total operating expenses	1,848,877	1,905,759	5,868,371	5,388,469

INCOME (LOSS) FROM OPERATIONS	(385,423)	314,133	(866,818)	569,451

OTHER INCOME (EXPENSE)
Interest expense	(26,996)	(13,746)	(58,355)	(27,711)
Interest income	25	925	99	21,386
Other income, net	—	(6,268)	1	75,887
Gain on disposition of equipment	500	—	550	—

Total other income (expense), net	(26,471)	(19,089)	(57,705)	69,562

NET INCOME (LOSS) BEFORE PROVISION
FOR INCOME TAXES	(411,894)	295,044	(924,523)	639,013

PROVISION FOR (BENEFIT FROM) INCOME TAXES	—	39,000	(176,196)	117,000

NET INCOME (LOSS)	$(411,894)	$256,044	$(748,327)	$522,013

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.01)	$0.00	$(0.01)	$0.01
Diluted	$(0.00)	$0.00	$(0.01)	$0.01

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING
Basic	76,704,275	76,361,506	76,673,821	75,902,295
Diluted	84,407,488	86,173,107	84,377,032	85,713,896